Exhibit 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

NEURAXIS, INC.

CONVERTIBLE PROMISSORY NOTE

$	Issued and made as of May 21, 2024

FOR VALUE RECEIVED, NEURAXIS, INC., a Delaware corporation (the “Company”) hereby promises to pay to , its authorized designee(s) or its successors or permitted assigns (the “Investor”), in lawful money of the United States of America the principal sum of $ together with interest thereon, or such lesser amount as shall then equal the outstanding principal amount hereof, which amount shall be funded to the Company in accordance with the Purchase Agreement (defined below). All unpaid principal and accrued but unpaid interest, together with any other amounts payable hereunder (the “Outstanding Amount”), shall be due and payable on June 21, 2025 (the “Maturity Date”), (ii) upon written demand of the Investor occurring on or March 21, 2025 in the event that the Preferred Shares (defined below) have not been duly authorized (as set forth below) on or before such date, or (iii) immediately upon the occurrence of an Event of Default (as defined below). Capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

The following is a statement of the rights of the Investor and the conditions to which this Note is subject, and to which the Investor, by the acceptance of this Note, agrees:

1. Interest. The principal amount outstanding hereunder shall bear interest at the rate of 8.5% per annum, which shall be payable quarterly by the Company to the Investor in either in cash or in shares of the Company’s common stock at the Conversion Price (as such term is defined in the Company’s Certificate of Designations, Rights and Limitations of Series B Preferred Stock filed with the Secretary of State of Delaware or, prior to such filing, in the form attached as an exhibit to the Purchase Agreement).

2. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note or any other Transaction Document on the date due; or

(b) Failure to Perform. The Company shall fail to perform any material obligation, covenant, term or provision contained in this Note, and (i) fails to explain in writing or meet with the Investor to present its proposal to cure such default in a manner reasonably satisfactory to such Investor within three (3) business days from the occurrence of such default, or (ii) if such default is not cured within 30 days of such default; or

(c) Breach of Representation. Any warranty, representation, financial statement or other information furnished to the Investor by or on behalf of the Company in connection with this Note or to induce the Investor to make a loan to the Company proves to have been false in any material respect when made or furnished; or

(d) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, examiner, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, examiner, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement; or

(f) Cross-Default. Failure of the Company to pay within five (5) Business Days from the date due any payments under any payable or other obligation of the Company exceeding $50,000 individually or in the aggregate.

3. Rights of the Investor upon Default. Upon the occurrence and continuance of any Event of Default (other than an Event of Default described in Sections 2(d) or 2(e)) and at any time thereafter during the continuance of such Event of Default, the Investor may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest notice of dishonor, notice of non-payment, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Company and all endorsers, sureties and guarantors of this Note, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence and continuance of any Event of Default described in Sections 2(d) or 2(e), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest, notice of dishonor, notice of non-payment, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Company and all endorsers, sureties and guarantors of this Note, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Investor may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both. No delay on the part of the Investor in the exercise of any power or right under this Note or under any other instrument executed in connection with the issuance of this Note shall operate as a waiver of any such power or right, nor shall a single or partial exercise of any power or right preclude other or further exercise of such power or right or the exercise of any other power or right.

4. Conversion.

(a) Automatic Preferred Shares Conversion. Following the date of the Stockholder Approval and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, all of the Outstanding Amount shall, without any further action by the Investor, be automatically converted into fully paid and nonassessable shares of the Company’s Series B Preferred Stock (the “Preferred Shares”) at a price per share equal to $2.38, with any fractional shares rounded down (the “Automatic Preferred Shares Conversion”). The Company covenants that it shall use commercially reasonable efforts in order to obtain the Stockholder Approval on or before the Stockholder Approval Deadline Date.

(b) Optional Conversion. In the event the Company fails to obtain the Stockholder Approval before the Stockholder Approval Deadline Date, then following such date, the Investor shall have the right but not the obligation to convert all, or any part, of the Outstanding Amount into fully paid and nonassessable shares of the Company’s Common Stock (the “Common Shares”) at a price per share equal to $2.38, with any fractional shares rounded down (an “Optional Conversion”).

(c) Conversion Procedure. Upon the Automatic Preferred Shares Conversion of this Note, the Company shall issue and deliver to such Investor a certificate or certificates for the number of Preferred Shares to which the Investor shall be entitled upon such conversion not later than two (2) Trading Days after the conversion date (the “Share Delivery Date”).

(ii) In case of an Optional Conversion, this Note may be converted by the Investor by submitting to the Company, a notice of conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the conversion date prior to 11:59 p.m., New York, New York time). Not later than the Share Delivery Date, the Company shall deliver, or cause to be delivered, to the Investor the Common Shares. If the Common Shares are not delivered to or as directed by the Investor by the Share Delivery Date, the Investor shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind the Conversion, in which event the Company shall promptly return to the Investor any original Note delivered to the Company and the Investor shall promptly return to the Company the Common Shares issued to such Investor pursuant to the rescinded conversion notice.

(d) Transfer Taxes and Expenses. The issuance of Shares on conversion of this Note shall be made without charge to the Investor hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Investor of this Note so converted and the Company shall not be required to issue or deliver such Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all transfer agent fees required for same-day processing of any conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares. The Company shall pay all attorney fees required for the issuance of attorney legal opinions for removal of restrictive legends on Shares.

5. Ownership Cap. Notwithstanding anything to the contrary contained herein, the Investor shall not be entitled to receive Common Shares upon Optional Conversion of this Note to the extent (but only to the extent) that such exercise or receipt would cause the Investor Group (as defined below) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Common Shares of a class that is registered under the 1934 Act which exceeds the Maximum Percentage of the Common Shares of such class that are outstanding at such time. For purposes of this Section 5, (i) the term “Maximum Percentage” shall initially be set at the discretion of each Investor to a percentage designated by such Investor on its signature page to the Purchase Agreement between 4.99% and up to 19.99% until the date the Stockholder Approval is obtained. Notwithstanding the foregoing, by written notice to the Company (which may be by email), (i) which will not be effective until the sixty-first (61st ) day after such written notice is delivered to the Company, the Investor may reset the Maximum Percentage to a higher percentage, not to exceed 19.99% until the date the Stockholder Approval is obtained, to the extent applicable, and (ii) which will be effective immediately after such notice is delivered to the Company, the Investor may reset the Maximum Percentage to a lower percentage and (ii) the term “Investor Group” shall mean the Investor plus any other Person with which the Investor is considered to be part of a group under Section 13 of the 1934 Act or with which the Investor otherwise files reports under Sections13 and/or 16 of the 1934 Act. In determining the number of Common Shares of a particular class outstanding at any point in time, the Investor may rely on the number of outstanding Common Shares of such class as reflected in (x) the Company’s most recent Annual Report on Form10-K or Quarterly Report on Form 10-Q, each filed with the Securities and Exchange Commission, as the case may be, (y)a more recent public announcement by the Company or (z) a more recent notice by the Company or the Transfer Agent to the Investor setting forth the number of Common Shares of such class then outstanding. For any reason at any time, upon written or oral request of the Investor, the Company shall, within one (1) Business Day of such request, confirm orally and in writing to the Investor the number of Common Shares of any class then outstanding.

6. Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Event of Default” has the meaning given in Section 2 hereof.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. Notwithstanding the foregoing, the term “Obligations” shall not include any obligations of Company under or with respect to any warrants to purchase Company’s capital stock.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of May 21, 2024 (as amended, modified or supplemented), by and among the Company and the Investors (as defined in the Purchase Agreement) thereto.

7. Miscellaneous.

(a) Successors and Assigns; Transfer of this Note. Other than as permitted herein, neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent, which the Company may withhold in its sole discretion; provided, however, that, upon prior notice to the Company, this Note may be assigned, conveyed or transferred without the prior written consent of the Company to any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Investor; provided, further, that such transferee executes an acknowledgement that such transferee is subject to all the terms and conditions of this Note and satisfies the Company as to compliance under applicable securities laws. The rights and obligations of the Company and the Investor under this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

(b) Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Investor.

(c) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to the Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d) Payment. Unless automatically converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(e) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflicts of law provisions of the State of Florida, or of any other state.

(f) Attorneys’ Fees and Costs. In the event that this Note is collected in whole or in part through suit, arbitration, mediation, or other legal proceeding of any nature, then and in any such case there shall be added to the unpaid principal amount of this Note all reasonable costs and expenses of collection, including, without limitation, reasonable attorney’s fees.

(g) Headings. The headings and captions used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note. All references in this Note to sections, paragraphs, exhibits, and schedules shall, unless otherwise provided, refer to sections and paragraphs of this Note and exhibits and schedules attached to this Note, all of which exhibits and schedules are incorporated in this Note by this reference.

(h) Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

(i) Prepayment. The Company shall not have the right to prepay this Note without the consent of the Investor.

(j) Limitations on Corporate Actions. As long as this Note is outstanding, the Company shall not, without the written consent of the holders of at least 80% of the aggregate amount of outstanding indebtedness convertible into the Preferred Shares:

(i) directly or indirectly, create, incur, assume, guarantee, endorse or be or remain liable, contingently or otherwise, with respect to any indebtedness outside of the ordinary course of business; or

(ii) enter into any agreement with respect to any of the foregoing.

(Signature Page Follows)

The Company has caused this Note to be issued as of the date first written above.

NEURAXIS, INC.

By:
Name:	Brian Carrico
Title:	President and CEO

Convertible Promissory Note